                                                                     EXHIBIT 5.1


                               Baker Botts L.L.P.
                                 One Shell Plaza
                                  910 Louisiana
                            Houston, Texas 77002-4995


June 7, 2004

CenterPoint Energy, Inc.
1111 Louisiana
Houston, TX  77002

Ladies and Gentlemen:

         CenterPoint Energy, Inc. ("CenterPoint Energy"), a Texas corporation, has engaged us to render to it the opinions we express below in connection with the offering of the following securities of the CenterPoint Energy which CenterPoint Energy may offer, issue and sell from time to time at an aggregate initial offering price that, without duplication of amounts, will not exceed $1,000,000,000 (collectively, the "Securities"):

         o        senior debt securities;

         o shares of common stock, par value $0.01 per share, and the associated rights to purchase shares of CenterPoint Energy's preferred stock; and

         o        shares of preferred stock, par value $0.01 per share.

         Concurrently with our delivery of this letter, CenterPoint Energy is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3, relating to the offering and sale of the Securities under the 1933 Act's Rule
415. In this letter, "Registration Statement" means that registration statement, as amended, when it becomes effective under the 1933 Act, and "Prospectus" means a prospectus the Registration Statement includes.

         For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

         o the Registration Statement and its exhibits, including the Indenture, dated as of May 19, 2003 (the "Indenture"), between CenterPoint Energy and JPMorgan Chase Bank, included as
                  Exhibit 4.6;

         o CenterPoint Energy's restated articles of incorporation and by-laws, each as amended through the date of this letter (the "Charter Documents"); and

         o the originals, or copies certified or otherwise identified, of corporate records of CenterPoint Energy, certificates of public officials and of representatives of CenterPoint Energy, statutes and other instruments and documents.

(BAKER BOTTS LLP LOGO)


CenterPoint Energy, Inc.               2                            June 7, 2004


         We base the opinions we express below in part on the following assumptions we have made:

         o the Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act;

         o for each type or series of Securities CenterPoint Energy offers by means of a Prospectus, CenterPoint Energy will have prepared and filed with the SEC under the 1933 Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

         o CenterPoint Energy will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, including, but not limited to, the Public Utility Holding Company Act of 1935;

         o in the case of Securities of any type which CenterPoint Energy issues and sells, the board of directors of CenterPoint Energy or any committee of one or more members of that board which that board has duly designated in accordance with the Charter Documents and applicable Texas law (that board or any such committee being the "Board") will have taken all corporate action necessary to:

                  o authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities; and

                  o approve the terms of the offering and sale of those Securities;

         o CenterPoint Energy and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities;

         o in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

         o in the case of senior debt securities of any series issuable under the Indenture the Securities include:

                  o in accordance with the terms of the Indenture, the Board will have designated and established the terms of the series to which those senior debt securities belong and those senior debt securities will not include any provision that is unenforceable;

(BAKER BOTTS LLP LOGO)


CenterPoint Energy, Inc.               3                            June 7, 2004


         o the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

         o forms of securities complying with the terms of the Indenture and evidencing those senior debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either:

                  o the provisions of the applicable purchase agreement under which CenterPoint Energy will sell those Securities; or

                  o if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

         o in the case of shares of preferred stock of any series the Securities include, the Board will have duly adopted resolutions designating and establishing the terms of that series and caused any required statements respecting that series to be prepared and filed with the Secretary of State of the State of Texas;

         o in the case of shares of common or preferred stock the Securities include, certificates representing those shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents, Texas law and either:

                  o the provisions of the applicable purchase agreement under which CenterPoint Energy will sell those Securities; or

                  o if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected; and

         o in the case of each share of common or preferred stock the Securities include, the purchase price therefor payable to CenterPoint Energy, or, if those shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to CenterPoint Energy for that conversion, exchange, redemption or exercise will not be less than the par value of that share.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. CenterPoint Energy is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

(BAKER BOTTS LLP LOGO)


CenterPoint Energy, Inc.               4                            June 7, 2004


                  2. The shares of common stock and preferred stock the Securities include will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

                  3. The senior debt securities the Securities include will, when issued, constitute legal, valid and binding obligations of CenterPoint Energy, enforceable against CenterPoint Energy in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

         We limit the opinions we express above in all respects to matters of the laws of the State of Texas, applicable federal law and the contract law of the State of New York, each as in effect on the date hereof.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent
Section 7 of the 1933 Act requires to be filed with the Registration Statement.


                                              Very truly yours,

                                              /s/ BAKER BOTTS L.L.P.